Exhibit 8

Annex A

Directors and Executive Officers of the Reporting Persons

The following sets forth certain information regarding the directors and executive officers of PGIM Strategic Investments, Inc. Unless otherwise noted, the business address of each director and executive officer of PGIM Strategic Investments, Inc. is 655 Broad Street, Newark, NJ 07102.

Directors:

Name	Citizenship	Present Principal Occupation or Employment
Joseph Hsu	USA	Vice President, Financial Reporting, Controller, PGIM Strategic Investments, Inc.
Brian M. Mattia	USA	Vice President, Planning & Analysis; Director & Treasurer PGIM Strategic Investments, Inc.
Jurgen Muhlhauser	USA	Vice President, Finance; Director, PGIM Strategic Investments, Inc.

Officers:

Name	Citizenship	Present Principal Occupation or Employment
David A. Hunt	USA	Senior Vice President, PGIM President & CEO; Director & President PGIM Strategic Investments, Inc.
Brian M. Mattia	USA	Vice President, Planning & Analysis; Director & Treasurer PGIM Strategic Investments, Inc.
Jurgen Muhlhauser	USA	Vice President, Finance; Director, PGIM Strategic Investments, Inc.
Joseph Hsu	USA	Vice President, Financial Reporting; Controller, PGIM Strategic Investments, Inc.
Kathleen Denicholas	USA	Vice President, Corporate Counsel; Secretary, PGIM Strategic Investments, Inc.

The following sets forth certain information regarding the directors and executive officers of Prudential Financial, Inc. Unless otherwise noted, the business address of each director and executive officer of Prudential Financial, Inc. is 751 Broad Street, Newark, NJ 07102.

Directors:

Name	Citizenship	Present Principal Occupation or Employment
Gilbert F. Casellas	USA	Former Chairman of OMNITRU.
Martina T. Hund-Mejean	USA	Former Chief Financial Officer, MasterCard Worldwide.
Kathleen Ann Murphy	USA	Former President of Fidelity’s Personal Investing Business.
Douglas A. Scovanner	USA	Founder and Managing Member, Comprehensive Financial Strategies, LLC.
Robert M. Falzon	USA	Vice Chairman of Prudential Financial, Inc.
Wendy E. Jones	USA	Former Senior Vice President, Global Operations eBay, Inc.
Sandra Pianalto	USA	Former President and CEO, Federal Reserve Bank of Cleveland.
Christine A. Poon	USA	Former Dean and John W. Berry, Sr. Chair in Business at The Fisher College of Business at The Ohio State University.
Michael A. Todman	USA	Former Vice Chairman, Whirlpool Corporation.
Charles F. Lowrey	USA	Chairman and Chief Executive Officer, Prudential Financial, Inc.
Carmine Di Sibio	USA	Global Chairman & CEO of EY (Formerly known as Ernst & Young)

Officers:

Name	Citizenship	Present Principal Occupation or Employment
Robert M. Falzon	USA	Vice Chairman
Charles F. Lowrey	USA	Chairman and Chief Executive Officer
Yanela C. Frias	USA	Executive VP and Chief Financial Officer
Lucien A. Alziari	USA	Executive VP and Chief Human Resources Officer
Scott Case	USA	Executive VP and Head of Global Technology and Operations
Timothy L. Schmidt	USA	SVP and Chief Investment Officer
Ann M. Kappler	USA	Executive VP, General Counsel and Chief Compliance Officer
Caroline Feeney	USA	Executive VP and Head of U.S. Businesses
Andrew F. Sullivan	USA	Executive VP, Head of International Businesses and PGIM
Bradley O. Harris	USA	Senior VP and Chief Actuary

The following sets forth certain information regarding the directors and executive officers of The Prudential Insurance Company of America. Unless otherwise noted, the business address of each director and executive officer of The Prudential Insurance Company of America is 751 Broad Street, Newark, New Jersey 07102.

Directors:

Name	Citizenship	Present Principal Occupation or Employment
Gilbert F. Casellas	USA	Former Chairman of OMNITRU.
Martina T. Hund- Mejean	USA	Former Chief Financial Officer, MasterCard Worldwide.
Kathleen Ann Murphy	USA	Former President of Fidelity’s Personal Investing Business.
Douglas A. Scovanner	USA	Founder and Managing Member, Comprehensive Financial Strategies, LLC.
Robert M. Falzon	USA	Vice Chairman of Prudential Financial, Inc.
Wendy E. Jones	USA	Former Senior Vice President, Global Operations eBay, Inc.
Sandra Pianalto	USA	Former President and CEO, Federal Reserve Bank of Cleveland.
Christine A. Poon	USA	Former Dean and John W. Berry, Sr. Chair in Business at The Fisher College of Business at The Ohio State University.
Michael A. Todman	USA	Former Vice Chairman, Whirlpool Corporation.
Charles F. Lowrey	USA	Chairman and Chief Executive Officer, Prudential Financial, Inc.
Carmine Di Sibio	USA	Global Chairman & CEO of EY (Formerly known as Ernst & Young)

Officers:

Name	Citizenship	Present Principal Occupation or Employment
Robert M. Falzon	USA	Vice Chairman
Charles F. Lowrey	USA	Chairman and Chief Executive Officer
Yanela C. Frias	USA	Executive VP and Chief Financial Officer
Lucien A. Alziari	USA	Executive VP and Chief Human Resources Officer
Scott Case	USA	Executive VP and Head of Global Technology and Operations
Timothy L. Schmidt	USA	SVP and Chief Investment Officer
Ann M. Kappler	USA	Executive VP, General Counsel and Chief Compliance Officer
Caroline Feeney	USA	Executive VP and Head of U.S. Businesses
Andrew F. Sullivan	USA	Executive VP, Head of International Businesses and PGIM
Bradley O. Harris	USA	Senior VP and Chief Actuary

The following sets forth certain information regarding the directors and executive officers of Pruco Life Insurance Company. Unless otherwise noted, the business address of each director and executive officer of Pruco Life Insurance Company is 213 Washington Street, Newark, NJ 07102.

Directors:

Name	Citizenship	Present Principal Occupation or Employment
Markus Coombs	USA	Vice President, Finance, Prudential
Elizabeth K. Dietrich	USA	Vice President, Finance, Prudential
Alan M. Finkelstein	USA	SVP, Treasurer and Head of Stakeholder Relations, Prudential
Scott E. Gaul	USA	Vice President, Head of Individual Business, Prudential
Bradley O. Harris	USA	Global Chief Actuary & USB CFO, Prudential
Salene Hitchcock-Gear	USA	SVP, Individual Life Insurance, Prudential
Dylan J. Tyson	USA	Head of Retirement Strategies, Prudential

Officers:

Name	Citizenship	Present Principal Occupation or Employment
Kelly Florio	USA	Anti-Money Laundering Officer
Elizabeth K. Dietrich	USA	Chief Accounting Officer and Chief Financial Officer
Matthew H. Silver	USA	Chief Actuary
Daniel T. McNulty	USA	Chief Compliance Officer, Variable Life & Variable Annuities Registered Separate Accounts
Scott G. Pelkola	USA	Chief Investment Officer
Amy M. Woltman	USA	Chief Legal Officer and Secretary
Robert Kutyla	USA	Controller
Richard H. Kirk	USA	Corporate Counsel
Dylan J. Tyson	USA	President & Chief Executive Officer
Alan M. Finkelstein	USA	Treasurer

Except as set forth in this Schedule 13D, to the best knowledge of the Reporting Persons, none of the individuals listed above beneficially owns any Common Shares.